TherapeuticsMD 8-K

Exhibit 99.1

Contacts:
Dan Cartwright Chief Financial Officer Tel: (561) 961-1930 Dan.Cartwright@TherapeuticsMD.com	Investor Relations: Lisa M. Wilson In-Site Communications Tel: (917) 543-993 lwilson@insitecony.com

THERAPEUTICSMD INVESTIGATIONAL NEW DRUG FILING ACCEPTED BY FDA

Boca Raton, FL, June 14, 2013 – TherapeuticsMD, Inc. (NYSE MKT: TXMD), a women’s healthcare company focused on developing and commercializing products targeted exclusively for women, today announced that the U.S. Food and Drug Administration (FDA) has accepted the Company's Investigational New Drug (IND) application for TX12-004HR, a vaginal estradiol suppository. TherapeuticsMD is developing TX12-004HR for vulvar and vaginal atrophy (VVA), a thinning of the vaginal walls that occurs as estrogen levels drop during menopause. The acceptance of the IND will allow the Company to begin clinical trials.

Julia Amadio, Chief Product Officer stated, “We are very excited to move forward with testing this simple, novel delivery of vaginal estradiol for vulvar and vaginal atrophic symptoms in postmenopausal women. We believe that there is a large and growing unmet need for this product as women will continue to develop vaginal atrophy after menopause without therapy.”

About Vulvar and Vaginal Atrophy

For many women going through menopause, the loss of estrogen can result in less vaginal lubrication; thinner, drier vaginal walls and less elastic vaginal tissue. This can cause some very uncomfortable physical symptoms, including: painful intercourse; and drying, burning and itching in and around the vagina.

About TherapeuticsMD, Inc.

TherapeuticsMD, Inc. is a women’s health pharmaceutical company driven to pursue the development and commercialization of advanced hormone replacement therapies. We are currently developing advanced hormone therapy pharmaceutical products designed to alleviate the symptoms of and reduce the health risks resulting from menopause-related hormone deficiencies. We are evaluating various other potential indications for our hormone technology, including oral contraception, preterm birth, vulvar and vaginal atrophy, and premature ovarian failure. More information is available at www.therapeuticsmd.com.

TherapeuticsMD® is a registered trademark.

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding the Company’s expectation that it will move forward with testing TX12-004HR, and the Company’s beliefs that TX12-004HR represents a simple, novel delivery of vaginal estradiol for vulvar and vaginal atrophic symptoms in postmenopausal women and that there is a large and growing unmet need for this product as women will continue to develop vaginal atrophy after menopause without therapy, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including but not limited to: the Company’s ability to obtain adequate funding for its clinical trials; timely and successful completion of clinical studies and the results thereof; developments in the women’s healthcare industry; the risks and uncertainties associated with economic and market conditions; risks and uncertainties associated with TherapeuticsMD’s business and finances in general; and other risks detailed in TherapeuticsMD’s filings with the U.S. Securities and Exchange Commission including its annual report on Form 10-K filed on March 12, 2013, reports on Form 10-Q and Form 8-K, and other such filings. These forward-looking statements are based on current information that may change. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and TherapeuticsMD undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this press release.

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